UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2015

GANNETT SPINCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36874	47-2390983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia 22107-0910

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (703) 854-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

In connection with the proposed separation of Gannett SpinCo, Inc. (the “Company”) from Gannett Co., Inc. (“TEGNA”), more than 50% of the participants in the Company’s 401(k) plans (collectively, the “Plan”) will be temporarily unable to make contributions to, transfer amounts from or obtain withdrawals from amounts invested in the Plan’s Company stock funds. The blackout is necessary to enable the Plan administrator to update its records and accounting when shares of the Company are distributed to TEGNA’s stockholders, including stockholders who hold TEGNA common stock under the Plan.

On June 18, 2015, the Company sent a notice (the “Blackout Notice”) to the persons who are, or will become upon completion of the spin-off, its directors and executive officers, informing them that a blackout will be imposed. The blackout is expected to begin after the market closes on June 25, 2015 and end by July 2, 2015.

Section 306 of the Sarbanes-Oxley Act of 2002 and Regulation BTR, issued by the U.S. Securities and Exchange Commission, generally impose restrictions on trading by executive officers and directors in the event that 50% or more of the issuer’s 401(k) plan participants are so restricted. During the blackout, subject to certain limited exceptions, directors and executive officers will be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any Company common stock or derivative security with respect to Company common stock acquired in connection with their service or employment as a director or executive officer of the Company.

On June 18, 2015, the Plan administrator delivered notice to the Company of the trading restrictions relating to the Plan pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of the Blackout Notice.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed or furnished, as appropriate, as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Form of Notice of Blackout Period to Directors and Executive Officers, dated June 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2015	GANNETT SPINCO, INC.

	By:	/s/ Todd A. Mayman
	Name:	Todd A. Mayman
	Title:	Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Form of Notice of Blackout Period to Directors and Executive Officers, dated June 18, 2015.